Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Wilsons The Leather Experts Inc.:

We consent to the incorporation by reference in the registration statements No. 333-29837, 333-70793, 333-79301, 333-39304, 333-109976 and 333-109977 on Form S-8 and No. 333-117135 on Form S-3 of Wilsons The Leather Experts Inc., of our reports dated April 11, 2005, with respect to the consolidated balance sheets of Wilsons The Leather Experts Inc. as of January 29, 2005, and January 31, 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the fiscal years in the three-year period ended January 29, 2005, and the related consolidated financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of January 29, 2005, and the effectiveness of internal control over financial reporting as of January 29, 2005, which reports appear in the January 29, 2005 Annual Report on Form 10-K of Wilsons The Leather Experts Inc.

/s/ KPMG LLP

Minneapolis, Minnesota
April 14, 2005